Exhibit 10.2

AMENDMENT TO MERGER AGREEMENT

        This AMENDMENT TO MERGER AGREEMENT (this "Amendment") is entered into as of March 1, 2002, and amends that certain Merger Agreement entered into by and among DataMEG Corp., a New York corporation ("DataMEG"); DataMEG Acquisition Corp. 1, a North Carolina corporation and a wholly-owned subsidiary of DataMEG (the "DataMEG Merger Sub," and together with DataMEG, the "DataMEG Companies"); North Electric Company, Inc, a North Carolina corporation (the "NEC") and Rex Hester ("Hester"), a resident of the State of North Carolina who has the authority to execute this Agreement on behalf of all of the shareholders of NEC (the "Shareholders"). Certain other capitalized terms used herein are defined in Article X of the Merger Agreement.

        RECITALS

        The parties entered into the Merger Agreement. The parties acknowledge that the Merger Agreement contained various conditions that were required to be met prior to the consummation of the merger between NEC and DataMEG Merger Sub. The parties, specifically including the Boards of Directors of DataMEG and NEC have determined that it is in the best interests of their respective shareholders for DataMEG, through DataMEG Merger Sub, its wholly owned subsidiary, to acquire all of the issued and outstanding shares of the common stock of NEC and for the parties to waive all conditions to consummation of the merger contained in Section 1.6(b) and Section 1.9 of the Merger Agreement. In order to effectuate the transaction, DataMEG has organized the DataMEG Merger Sub as a wholly-owned subsidiary of DataMEG, and the parties have agreed to merge the DataMEG Merger Sub with and into NEC so that NEC continues as the surviving corporation. As a result of the Merger, NEC will become a wholly owned subsidiary of DataMEG.

        TERMS OF AGREEMENT

      Now, therefore, for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1) All conditions to the consummation of the merger are satisfied and/or waived and Section 1.6(b) and Section 1.9 of the Merger Agreement are hereby deleted in their entirety from the Merger Agreement and shall no longer be enforceable. Any and all references to Section 1.6(b) or Section 1.9 of the Merger Agreement are also hereby deleted in their entirety from the Merger Agreement.

2) All rights to termination of the Merger Agreement are no longer enforceable.

3) The date of execution of this Amendment shall be considered the Merger Closing Date and the parties shall promptly cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plan of Merger annexed thereto) with the Secretary of State of North Carolina, in such form as DataMEG and NEC reasonably determine is required by, and is in accordance with, the relevant provisions of the Corporation Code and the NEC Shares and the DataMEG Shares will be exchanged.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Merger Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


DATAMEG CORP., a New York Corporation

By:    __/s/__________
Name:  Andrew Benson
Title: President


DATAMEG ACQUISITION CORP. 1, INC., a North Carolina corporation

By:    __/s/__________
Name:  Andrew Benson
Title: President


NORTH ELECTRIC COMPANY., a North Carolina corporation

By:    __/s/__________
Name:  Rex Hester
Title: President


THE SHAREHOLDERS

By:    __/s/__________
Name:  Rex Hester
Individually and on behalf of all NEC Shareholders